Exhibit 99.1

FOR IMMEDIATE RELEASE

Office Properties Income Trust Announces Second Quarter 2021 Results
Second Quarter Net Loss of $66.7 Million, or $1.38 Per Share
Second Quarter Normalized FFO of $55.4 Million, or $1.15 Per Share
Second Quarter CAD of $33.8 Million, or $0.70 Per Share
Leased 548,000 Square Feet with a 17.1% Roll-up in Rents
Acquired Two Class A Urban Core Office Properties for $550.0 Million

Newton, MA (July 29, 2021): Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended June 30, 2021.

Christopher Bilotto, President and Chief Operating Officer of OPI, made the following statement:

"During the second quarter, we further advanced OPI's capital recycling program with the acquisition of two newly constructed, long-term leased office properties in strong urban core locations for $550 million. These Class A properties are majority leased to high credit quality tenants, including Google as its Midwest headquarters in Chicago and Insight Global as its corporate headquarters in Atlanta. During the second quarter and subsequent to quarter end, we sold three properties for a total of $46 million, addressing two of our known major vacates for 2021 and bringing total proceeds from our capital recycling efforts since 2020 to $287 million.

In May, we completed a successful bond offering in which we issued $300 million of 2.65% senior unsecured notes and applied the net proceeds to the redemption of $310 million of 5.875% senior unsecured notes, resulting in approximately $10 million of annual interest expense savings.

Our leasing activity also remained strong during the quarter as we completed 548,000 square feet of new and renewal leasing, with a weighted average lease term of 16.6 years and weighted average roll up in rents of 17.1%. New leasing activity absorbed 269,000 square feet of vacant space, inclusive of a long-term lease with Sonesta International Hotels Corporation at our 20 Massachusetts Avenue redevelopment in Washington, D.C., which represents approximately 54% of the total square feet upon its estimated completion in the first quarter of 2023.

The continued execution of our capital recycling program, our ability to efficiently raise capital and our strong leasing volume all contributed to enhance and diversify the quality of our office portfolio."

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Quarterly Results:

	Three Months Ended June 30,
	2021	2020

Financial	(dollars in thousands, except per share data)
Net income (loss)	($66,697)	$1,299
Net income (loss) per share	($1.38)	$0.03
Normalized FFO per share	$1.15	$1.40
CAD per share	$0.70	$0.95
Same Property Cash Basis NOI	$84,399	$87,064

•Net loss for the quarter ended June 30, 2021 was $66.7 million, or $1.38 per diluted share, compared to net income of $1.3 million, or $0.03 per diluted share, for the quarter ended June 30, 2020. Net loss for the quarter ended June 30, 2021 includes a $48.2 million, or $1.00 per diluted share, loss on impairment of real estate, a $11.8 million, or $0.24 per diluted share, loss on early extinguishment of debt and $5.9 million, or $0.12 per diluted share, of estimated business management incentive fee expense. Net income for the quarter ended June 30, 2020 includes a $0.6 million, or $0.01 per diluted share, loss on early extinguishment of debt.

The $48.2 million loss on impairment of real estate for the quarter ended June 30, 2021 includes a $33.9 million loss on impairment of real estate related to a property located in Fresno, CA containing approximately 532,000 rentable square feet that was sold in July 2021, as well as losses on impairment of real estate totaling $14.3 million related to four properties with approximately 546,000 rentable square feet that were classified as held for sale as of June 30, 2021.

The $5.9 million of estimated business management incentive fee expense recognized for the quarter ended June 30, 2021 is the result of OPI's common share total return, as defined in OPI's business management agreement, exceeding the returns for the SNL U.S. REIT Office index by 15.1% over the applicable measurement period. The estimated business management incentive fee for the six months ended June 30, 2021 is $11.1 million, which equates to a $22.2 million fee on an annual basis. The actual amount of annual incentive fees for 2021, if any, will be based on OPI's common share total return for the three-year period ending December 31, 2021, and will be payable in January 2022.

•Normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD, for the quarter ended June 30, 2021 were $55.4 million, or $1.15 per diluted share, and $33.8 million, or $0.70 per diluted share, respectively, compared to Normalized FFO and CAD for the quarter ended June 30, 2020 of $67.2 million, or $1.40 per diluted share, and $45.5 million, or $0.95 per diluted share, respectively.

•Same Property cash basis net operating income, or Cash Basis NOI, decreased 3.1% for the quarter ended June 30, 2021 compared to the quarter ended June 30, 2020. The decrease in Same Property Cash Basis NOI is primarily due to a decrease in cash revenues of $2.0 million primarily resulting from reductions in occupied space at certain of OPI's properties. Operating expenses also increased by $0.7 million, primarily driven by an increase in real estate taxes primarily due to refunds received in the 2020 period at certain of OPI's properties as a result of successful real estate tax appeals, as well as the effect of higher valuation assessments at certain of OPI's properties in 2021.

•Leasing activity for the quarter ended June 30, 2021 was as follows:

Three Months Ended June 30, 2021
Leasing activity for new and renewal leases (rentable square feet)	548,000
Weighted average rental rate change (by rentable square feet)	17.1%
Weighted average lease term (by rentable square feet)	16.6 years
Leasing concessions and capital commitments (per square foot per lease year) (1)	$8.42
(1)Includes commitments totaling approximately $66,000 in connection with the lease OPI entered with Sonesta International Hotels Corporation in June 2021 related to the redevelopment of a property in Washington, D.C. These costs represent the estimated costs related to the planned hotel component of the property.

	As of
Percent Leased	June 30, 2021	March 31, 2021	June 30, 2020
All properties	89.5%	90.8%	91.7%
Same properties	91.8%	93.0%	94.0%

Reconciliations of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, Normalized FFO, CAD, net operating income (loss), or NOI, and Cash Basis NOI, and a reconciliation of NOI to Same Property NOI and Same Property Cash Basis NOI, for the quarters ended June 30, 2021 and 2020 appear later in this press release.

Acquisition Activities:

•In June 2021, OPI acquired a property in Chicago, IL containing approximately 531,000 rentable square feet for a purchase price of $355.0 million, excluding purchase price adjustments and acquisition related costs. This property is 99% leased with a weighted average lease term of 6.6 years.

•Also in June 2021, OPI acquired a property in Atlanta, GA containing approximately 346,000 rentable square feet for a purchase price of $195.0 million, excluding purchase price adjustments and acquisition related costs. This property is 98% leased with a weighted average lease term of 14.2 years.

•As previously reported, OPI has entered into an agreement to acquire a property adjacent to a property it owns in Boston, MA containing approximately 49,000 rentable square feet for a purchase price of $27.0 million, excluding acquisition related costs. This property is 59% leased with a weighted average lease term of 2.1 years. This acquisition is expected to occur before the end of the third quarter.

Disposition Activities:

•As previously reported, in April 2021, OPI sold a property located in Huntsville, AL containing approximately 1,371,000 rentable square feet for a sales price of $39.0 million, excluding closing costs.

•In July 2021, OPI sold a property located in Fresno, CA containing approximately 532,000 rentable square feet for a sales price of $6.0 million, excluding closing costs.

•Also in July 2021, OPI sold a property located in Liverpool, NY containing approximately 38,000 rentable square feet for a sales price of $0.7 million, excluding closing costs.

•In addition, OPI entered into an agreement in May 2021 to sell a property located in Memphis, TN containing approximately 205,000 rentable square feet for a sales price of $15.3 million, excluding closing costs. This sale is expected to occur before the end of the third quarter.

Liquidity and Financing Activities:

•As of June 30, 2021, OPI had $18.7 million of cash and cash equivalents and $365.0 million available to borrow under its $750.0 million unsecured revolving credit facility.

•In May 2021, OPI issued $300.0 million of 2.650% senior unsecured notes due 2026 in an underwritten public offering raising net proceeds of $296.8 million, after deducting underwriters' discounts and offering expenses.

•In June 2021, OPI redeemed, at par plus accrued interest, all $310.0 million of its 5.875% senior unsecured notes due 2046 using cash on hand and the net proceeds from the issuance of its 2.650% senior unsecured notes due 2026.

•Also in June 2021, OPI prepaid, at a premium plus accrued interest, a mortgage note secured by three properties with an outstanding principal balance of $71.0 million, an annual interest rate of 3.55% and a maturity date in May 2023 using cash on hand and borrowings under its revolving credit facility.

Conference Call:

On Friday, July 30, 2021 at 10:00 a.m. Eastern Time, President and Chief Operating Officer, Christopher Bilotto, and Chief Financial Officer and Treasurer, Matthew Brown, will host a conference call to discuss OPI’s second quarter 2021 financial results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, August 6, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10157583.

A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. Participants wanting to access the webcast should visit OPI’s website about five minutes before the call. The archived webcast will be available for replay on OPI’s website following the call for about one week. The transcription, recording and retransmission in any way of OPI’s second quarter conference call are strictly prohibited without the prior written consent of OPI.

Supplemental Data:

A copy of OPI’s Second Quarter 2021 Supplemental Operating and Financial Data is available for download at OPI’s website, www.opireit.com. OPI’s website is not incorporated as part of this press release.

Non-GAAP Financial Measures:

OPI presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including FFO, Normalized FFO, CAD, NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of OPI’s operating performance or as measures of OPI’s liquidity. These measures should be considered in conjunction with net income (loss) as presented in OPI's condensed consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a real estate investment trust, or REIT, along with net income (loss). OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI’s operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

Please see the pages attached hereto for a more detailed statement of OPI’s operating results and financial condition and for an explanation of OPI’s calculation of FFO, Normalized FFO, CAD, NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

OPI is a REIT focused on owning, operating and leasing properties primarily leased to single tenants and those with high credit quality characteristics such as government entities. OPI is managed by the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Office Properties Income Trust
Condensed Consolidated Statements of Income (Loss)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Rental income	$137,099	$145,603	$281,623	$295,488

Expenses:
Real estate taxes	15,912	15,781	32,066	32,588
Utility expenses	5,310	5,201	11,742	12,213
Other operating expenses	24,898	25,787	50,337	51,667
Depreciation and amortization	55,371	64,170	119,458	127,113
Loss on impairment of real estate (1)	48,197	—	55,857	—
General and administrative (2)	12,970	7,204	24,242	14,313
Total expenses	162,658	118,143	293,702	237,894

Gain on sale of real estate (3)	114	66	54,118	10,822
Interest and other income	2	30	7	736
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,492, $2,402, $4,924 and $4,685, respectively)	(29,001)	(25,205)	(57,799)	(52,364)
Loss on early extinguishment of debt (4)	(11,794)	(557)	(11,794)	(3,839)
Income (loss) before income tax (expense) benefit and equity in net losses of investees	(66,238)	1,794	(27,547)	12,949
Income tax (expense) benefit	121	(235)	(314)	(274)
Equity in net losses of investees	(580)	(260)	(976)	(536)
Net income (loss)	$(66,697)	$1,299	$(28,837)	$12,139

Weighted average common shares outstanding (basic and diluted)	48,165	48,106	48,163	48,101

Per common share amounts (basic and diluted):
Net income (loss)	$(1.38)	$0.03	$(0.60)	$0.25

See Notes on pages 7 and 8.

Office Properties Income Trust
Funds from Operations, Normalized Funds from Operations and Cash Available for Distribution
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Calculation of FFO, Normalized FFO and CAD (5)(6):
Net income (loss)	$(66,697)	$1,299	$(28,837)	$12,139
Add (less): Depreciation and amortization:
Consolidated properties	55,371	64,170	119,458	127,113
Unconsolidated joint venture properties	923	1,237	1,929	2,478
Loss on impairment of real estate (1)	48,197	—	55,857	—
Gain on sale of real estate (3)	(114)	(66)	(54,118)	(10,822)
FFO	37,680	66,640	94,289	130,908
Loss on early extinguishment of debt (4)	11,794	557	11,794	3,839
Estimated business management incentive fees (2)	5,911	—	11,111	—
Normalized FFO	55,385	67,197	117,194	134,747
Add (less): Non-cash expenses (7)	804	808	803	887
Distributions from unconsolidated joint ventures	153	102	306	153
Depreciation and amortization - unconsolidated joint ventures	(923)	(1,237)	(1,929)	(2,478)
Equity in net losses of investees	580	260	976	536
Loss on early extinguishment of debt settled in cash	(2,500)	—	(2,500)	(1,138)
Non-cash straight line rent adjustments included in rental income	(3,847)	(3,468)	(9,204)	(9,051)
Lease value amortization included in rental income	667	1,405	1,389	2,837
Net amortization of debt premiums, discounts and issuance costs	2,492	2,402	4,924	4,685
Recurring capital expenditures	(18,980)	(21,926)	(30,476)	(38,269)
CAD (6)	$33,831	$45,543	$81,483	$92,909

Weighted average common shares outstanding (basic and diluted)	48,165	48,106	48,163	48,101

Per common share amounts (basic and diluted):
Net income (loss)	$(1.38)	$0.03	$(0.60)	$0.25
FFO	$0.78	$1.39	$1.96	$2.72
Normalized FFO	$1.15	$1.40	$2.43	$2.80
CAD	$0.70	$0.95	$1.69	$1.93
Distributions declared per share	$0.55	$0.55	$1.10	$1.10

(1)Loss on impairment of real estate for the three months ended June 30, 2021 represents an adjustment of $48,197 to reduce the carrying value of five properties to their estimated fair values less costs to sell, which includes $33,917 related to a property located in Fresno, CA containing approximately 532,000 rentable square feet that was sold in July 2021, as well as $14,280 related to four properties containing approximately 546,000 rentable square feet that were classified as held for sale as of June 30, 2021. Loss on impairment of real estate for the six months ended June 30, 2021 also includes an adjustment of $7,660 to reduce the carrying value of two properties to their estimated fair values less costs to sell recorded during the three months ended March 31, 2021.

(2)Incentive fees under OPI's business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in OPI’s condensed consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, OPI recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although OPI recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), OPI does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Net income (loss) includes $5,911 and $11,111 of estimated business management incentive fee expense for the three and six months ended June 30, 2021, respectively. No estimated business management incentive fee expense was included in net income for the three and six months ended June 30, 2020.

(3)Gain on sale of real estate for the six months ended June 30, 2021 represents a $54,118 net gain on the sale of two properties. Gain on sale of real estate for the six months ended June 30, 2020 represents a $10,822 net gain on the sale of six properties.

(4)Loss on early extinguishment of debt for the three and six months ended June 30, 2021 includes prepayment fees related to the repayment of one mortgage note, as well as write offs of the unamortized portion of certain discounts and issuance costs resulting from the early repayment of debt. Loss on early extinguishment of debt for the three and six months ended June 30, 2020 includes prepayment fees related to the repayment of two mortgage notes, write offs of the unamortized portion of certain discounts and issuance costs resulting from the early repayment of debt and a loss related to the settlement of a mortgage note receivable in connection with a property OPI sold in 2016.

(5)OPI calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to OPI. In calculating Normalized FFO, OPI adjusts for the other items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by OPI’s Board of Trustees when determining the amount of distributions to OPI’s shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI’s credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI’s expectation of its future capital requirements and operating performance and OPI’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than OPI does.

(6)OPI calculates CAD as shown above. OPI defines CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items plus certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by OPI's Board of Trustees when determining the amount of distributions to its shareholders. Other real estate companies and REITs may calculate CAD differently than OPI does.

(7)Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and amortization of the liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in The RMR Group Inc., or RMR Inc., common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

Office Properties Income Trust
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and
Same Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Calculation of NOI and Cash Basis NOI:
Rental income	$137,099	$145,603	$281,623	$295,488
Property operating expenses	(46,120)	(46,769)	(94,145)	(96,468)
NOI	90,979	98,834	187,478	199,020
Non-cash straight line rent adjustments included in rental income	(3,847)	(3,468)	(9,204)	(9,051)
Lease value amortization included in rental income	667	1,405	1,389	2,837
Lease termination fees included in rental income	—	(3)	—	(6)
Non-cash amortization included in property operating expenses (2)	(121)	(121)	(242)	(242)
Cash Basis NOI	$87,678	$96,647	$179,421	$192,558

Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:
Net income (loss)	$(66,697)	$1,299	$(28,837)	$12,139
Equity in net losses of investees	580	260	976	536
Income tax expense (benefit)	(121)	235	314	274
Income (loss) before income tax expense (benefit) and equity in net losses of investees	(66,238)	1,794	(27,547)	12,949
Loss on early extinguishment of debt	11,794	557	11,794	3,839
Interest expense	29,001	25,205	57,799	52,364
Interest and other income	(2)	(30)	(7)	(736)
Gain on sale of real estate	(114)	(66)	(54,118)	(10,822)
General and administrative	12,970	7,204	24,242	14,313
Loss on impairment of real estate	48,197	—	55,857	—
Depreciation and amortization	55,371	64,170	119,458	127,113
NOI	90,979	98,834	187,478	199,020
Non-cash amortization included in property operating expenses (2)	(121)	(121)	(242)	(242)
Lease termination fees included in rental income	—	(3)	—	(6)
Lease value amortization included in rental income	667	1,405	1,389	2,837
Non-cash straight line rent adjustments included in rental income	(3,847)	(3,468)	(9,204)	(9,051)
Cash Basis NOI	$87,678	$96,647	$179,421	$192,558

Reconciliation of NOI to Same Property NOI (3) (4):
Rental income	$137,099	$145,603	$281,623	$295,488
Property operating expenses	(46,120)	(46,769)	(94,145)	(96,468)
NOI	90,979	98,834	187,478	199,020
Less: NOI of properties not included in same property results	(3,319)	(9,388)	(10,781)	(20,260)
Same Property NOI	$87,660	$89,446	$176,697	$178,760

Calculation of Same Property Cash Basis NOI (3) (4):
Same Property NOI	$87,660	$89,446	$176,697	$178,760
Add: Lease value amortization included in rental income	679	814	1,401	1,653
Less: Non-cash straight line rent adjustments included in rental income	(3,841)	(3,099)	(9,656)	(7,629)
Non-cash amortization included in property operating expenses (2)	(99)	(97)	(198)	(194)
Same Property Cash Basis NOI	$84,399	$87,064	$168,244	$172,590
See Notes on page 10.

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to OPI’s property level results of operations. OPI calculates NOI and Cash Basis NOI as shown above. OPI defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.
(2)    OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fee expense, which is included in property operating expenses.
(3)    For the three months ended June 30, 2021 and 2020, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since April 1, 2020, and exclude properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns 51% and 50% interests.
(4)    For the six months ended June 30, 2021 and 2020, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since January 1, 2020, and exclude properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns 51% and 50% interests.

Office Properties Income Trust
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
Real estate properties:
Land	$865,218	$830,884
Buildings and improvements	2,982,746	2,691,259
Total real estate properties, gross	3,847,964	3,522,143
Accumulated depreciation	(455,135)	(451,914)
Total real estate properties, net	3,392,829	3,070,229
Assets of properties held for sale	47,698	75,177
Investments in unconsolidated joint ventures	36,669	37,951
Acquired real estate leases, net	570,449	548,943
Cash and cash equivalents	18,667	42,045
Restricted cash	1,414	14,810
Rents receivable	90,985	101,766
Deferred leasing costs, net	46,185	42,626
Other assets, net	6,317	12,889
Total assets	$4,211,213	$3,946,436

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$385,000	$—
Senior unsecured notes, net	2,032,764	2,033,242
Mortgage notes payable, net	98,739	169,729
Liabilities of properties held for sale	2,427	891
Accounts payable and other liabilities	127,359	116,480
Due to related persons	17,882	6,114
Assumed real estate lease obligations, net	18,492	10,588
Total liabilities	2,682,663	2,337,044

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,334,357 and 48,318,366 shares issued and outstanding, respectively	483	483
Additional paid in capital	2,616,450	2,615,305
Cumulative net income	155,058	183,895
Cumulative common distributions	(1,243,441)	(1,190,291)
Total shareholders’ equity	1,528,550	1,609,392
Total liabilities and shareholders’ equity	$4,211,213	$3,946,436

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever OPI uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, OPI is making forward-looking statements. These forward-looking statements are based upon OPI’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by OPI’s forward-looking statements as a result of various factors. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond OPI's control. For example:

•Mr. Bilotto's statement that OPI advanced its capital recycling program during the quarter may imply that OPI will continue to advance its capital recycling program in the future and execute on its investment strategies. However, OPI may not be able to identify and successfully negotiate and complete acquisitions or sales and it may not realize its target returns on investments it may make or its target proceeds on properties it elects to sell,
•Mr. Bilotto states that OPI's bond offering of $300 million of 2.65% senior unsecured notes resulted in annual interest expense savings of approximately $10 million as a result of applying the net proceeds from that offering to repay other debt that had a higher interest rate. This may imply that OPI will have similar demand in capital markets in the future, that future offerings will be accretive to OPI's operating results and that OPI's interest expense will be lower in future periods. However, OPI may not have similar demand for future bond offerings or be able to access capital and the resulting interest expense of any future offerings may not be lower than the interest rates on OPI's existing debt. Further, OPI expects to borrow additional amounts in the future to grow its business and for other needs and its interest expense will likely increase in future periods as a result from time-to-time,
•Mr. Bilotto's statements about OPI's leasing activity and roll-ups in rents may imply that OPI will continue to have similar and better leasing activity in future periods. However, OPI's ability to realize positive leasing activity and roll-ups in rents depend on various factors, including market conditions, the impact of the COVID-19 pandemic, the financial strength of OPI's tenants, tenants' demand for OPI's properties, the timing of lease expirations and OPI's ability to successfully compete for tenants, among other factors. As a result, OPI may not realize positive leasing activity and rent roll-ups in the future and OPI's leasing activity and occupancy could decline and OPI may realize rent roll-downs and decreased rental income in the future,
•Mr. Bilotto's statements regarding OPI's redevelopment of 20 Massachusetts Avenue in Washington, D.C., its leasing at the property and the expected delivery date of the redeveloped property may imply that OPI will be able to complete this redevelopment project within the expected timeline, that there will be demand to lease the redeveloped property and that the resulting leases will be accretive to OPI's operating results. However, this redevelopment will require significant capital and time to complete and could be delayed, there may not be demand to lease the redeveloped property upon its completion and as a result, OPI's operating results could decline, and
•OPI has entered into an agreement to acquire a property for a purchase price of $27.0 million, excluding acquisition related costs, and an agreement to sell a property for a sales price of $15.3 million, excluding closing costs. These transactions are subject to conditions. Those conditions may not be satisfied and these transactions may not occur, may be delayed or the terms may change.
The information contained in OPI’s filings with the SEC, including under “Risk Factors” in OPI’s periodic reports, or incorporated therein, identifies other important factors that could cause OPI’s actual results to differ materially from those stated in or implied by OPI’s forward-looking statements. OPI’s filings with the SEC are available on the SEC's website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Olivia Snyder, Manager, Investor Relations
(617) 219-1410

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